50 West Liberty Street, Suite 750 Reno, Nevada 89501 Telephone 775.323.1601 Facsimile 775.348.7250	A Professional Law Corporation

December 12, 2013

The Board of Directors Synthetic Biologics, Inc. 155 Gibbs Street, Suite 412 Rockville, MD 20850

Re:	Synthetic Biologics, Inc. Prospectus Supplement filed December 11, 2013

Gentlemen:

We have acted as special counsel for Synthetic Biologics Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance of 13,225,000 shares (including up to 1,725,000 shares subject to the underwriters’ over-allotment option) (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) The Shares are included in a Registration Statement on Form S-3 (File No. 333-189794) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus dated July 16, 2013 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement dated December 11, 2013 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement dated December 11, 2013 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated December 11, 2013 by and among Aegis Capital Corp, as representatives of the several underwriters listed on Schedule I thereto, and the Company (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

We understand that the Shares are to be sold, as described in the Registration Statement, and the Prospectus, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

The Board of Directors

Synthetic Biologics, Inc.

December 12, 2013

Page Two

In connection with this opinion, we have examined the Registration Statement and the Prospectus. We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

Opinions

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement and the Prospectus and in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus under the caption “Legal Matters.”

The Board of Directors

Synthetic Biologics, Inc.

December 12, 2013

Page Three

These opinions are for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus and the Sales Agreement Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

Parsons Behle & Latimer